Exhibit 10.24

Base Salaries of Named Executive Officers of TSYS

The following table sets forth the 2005 annual base salary levels of TSYS’ named executive officers (as defined in Item 402(a)(3) of Regulation S-K):

Name	Position	Base Salary
Richard W. Ussery	Chairman of the Board	$588,000
Philip W. Tomlinson	Chief Executive Officer	$617,400
M. Troy Woods	President and Chief Operating Officer	$424,000
William A. Pruett	Senior Executive Vice President	$355,000
Kenneth L. Tye	Senior Executive Vice President and	$328,000
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